Exhibit 10.13

CONSULTING AGREEMENT

(Artificial Intelligence Technology Solutions, Inc.)

This Consulting Agreement (“Agreement”) is entered into as of March 1, 2021 with an effective date of March 2, 2021 by and between Artificial Intelligence Technology Solutions, Inc. (“AITX”), a Nevada Corporation, with a principal mailing address at San Juan Capistrano, CA 92675 at 31103 Rancho Viejo Road, San Juan Capistrano, California, 92675, United States (“Company”), and Garett Parsons, an individual, with a principal place of business/residence of [Address Redacted] (“Consultant”).

1.          Services.

1.1        Nature of Services. Consultant will perform the services, as more particularly described on Exhibit A, for Company a Consultant (the “Services”). The Services have been specially ordered and commissioned by Company. To the extent the Services include materials subject to copyright, Consultant agrees that the Services are done as “work made for hire” as that term is defined under U.S. copyright law, and that as a result, Company will own all copyrights in the Services. Consultant will perform such services in a diligent and workmanlike manner and in accordance with the schedule, if any, set forth in Exhibit A. The content, style, form and format of any work product of the Services shall be completely satisfactory to Company and shall be consistent with Company’s standards. Except as specified on Exhibit A, Company agrees that Consultant’s services need not be rendered at any specific location and may be rendered at any location selected by Consultant. Consultant hereby grants Company the right, but not the obligation, to use and to license others the right to use Consultant’s, including Consultant’s employees’, if any, name, voice, signature, photograph, likeness and biographical information in any way deemed appropriate in the sole discretion of the Company, obtained in connection with and related to the Services.

1.2        Compensation and Reimbursement. Consultant shall be compensated and reimbursed for the Services as set forth on Exhibit B. Completeness of work product shall be determined by Company in its sole discretion, and Consultant agrees to make all revisions, additions, deletions or alterations as requested by Company. No other fees and/or expenses will be paid to Consultant, unless such fees and/or expenses have been approved in advance by the appropriate Company executive in writing. Consultant shall be solely responsible for any and all taxes, Social Security contributions or payments, disability insurance, unemployment taxes, and other payroll type taxes applicable to such compensation. Consultant hereby indemnifies and holds Company harmless from, any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company arising out of Consultant’s failure with respect to its obligations in this Section 1.2.

2.          Protection of Company’s Confidential Information.

2.1        Confidential Information. As used in this Agreement, “Confidential Information” means any and all technical and non-technical information provided by the Company (whether with respect to itself, its affiliates, or to any other person) to the Consultant, which may include without limitation information regarding past or present: (i) patent and patent applications; (ii) trade secrets; (iii) proprietary and confidential information, technology, data, results, strategies, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, improvements, discoveries, developments, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of the Company, including without limitation the Company’s information concerning research or research techniques, experimental work, development, designs details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, supplier lists, investors, employees, business and contractual relationships, business forecasts, projections, sales and merchandising, marketing plans, or other business and financial information the Company provides regarding itself or third parties, scripts, and all derivatives or enhancements to any tangible or intangible item identified in this paragraph; (iv) information developed or learned by Consultant during Consultant’s performance of the Services; (v) all information which has or could have commercial value or other utility in the business in which Company is engaged or contemplates engaging or the unauthorized disclosure of which could be detrimental to the interests of Company, whether or not such information is identified by Company; and (vi) all other information that the Consultant knew, or reasonably should have known, was the Confidential Information of the Company. Consultant shall also protect any and all third-party information which Company is in possession of and under an obligation of confidential treatment as Confidential Information of the Company.

2.2        Protection of Confidential Information. Consultant agrees that at all times during or subsequent to the performance of the Services, Consultant will keep confidential and not divulge, communicate, or use Confidential Information, except for Consultant’s own use during the Term of this Agreement to the extent necessary to perform the Services. Consultant further agrees not to cause the transmission, removal or transport of tangible embodiments of, or electronic files containing, Confidential Information from Company’s principal place of business, without prior written approval of Company. The Consultant shall honor any request from the Company to promptly return or destroy all Confidential Information disclosed under this Agreement and all tangible materials representing any Confidential Information and all copies thereof.

2.3        Exceptions. Consultant’s obligations with respect to any portion of the  Confidential Information as set forth above shall not apply when Consultant can document that (i) it was in the public domain at the time it was communicated to Consultant by Company; (ii) it entered the public domain subsequent to the time it was communicated to Consultant by Company through no fault of Consultant; (iii) it was in Consultant’s possession free of any obligation of confidence at the time it was communicated to Consultant by Company; or (iv) it was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by Company.

2.4        Company Property. All materials, including without limitation documents, drawings, drafts, notes, designs, computer media, electronic files and lists, including all additions to, deletions from, alterations of, and revisions in the foregoing (together the “Materials”), which are furnished to Consultant by Company or which are developed in the process of performing the Services, or embody or relate to the Services, the Confidential Information or the Innovations (as defined below), are the property of Company, and shall be returned or destroyed by Consultant to Company promptly at Company’s request together with any copies thereof, and in any event promptly upon expiration or termination of this Agreement for any reason. Consultant is granted no rights in or to such Materials, the Confidential Information or the Innovations, except as necessary to fulfill its obligations under this Agreement. Neither this Agreement nor the disclosure of any Confidential Information hereunder shall be construed as granting to the Consultant any license, right, interest or ownership in the Company’s Confidential Information. Consultant shall not use or disclose the Materials, Confidential Information or Innovations to any third party.

3.          Prior Knowledge and Relationships.

3.1        Prior Inventions and Innovations. Consultant has disclosed on Exhibit D, a complete list of all inventions or innovations made by Consultant prior to commencement of the Services for Company and which Consultant desires to exclude from the application of this Agreement.  Consultant will disclose to Company such additional information as Company may request regarding such inventions or innovations to enable Company to assess their extent and significance. Company agrees to receive and hold all such disclosures in confidence.

3.2        Other Commitments. Except as disclosed on Exhibit D to this Agreement, Consultant has no other agreements, relationships or commitments to any other person or entity which conflict with Consultant’s obligations to Company under this Agreement. Consultant agrees not to enter into any agreement, either written or oral, in conflict with this Agreement.

4.          Assignment of Consultant’s Inventions and Copyrights.

4.1        Disclosure. Consultant will promptly disclose in writing to Company all works, products, discoveries, developments, designs, innovations, improvements, inventions, formulas, processes, techniques, know-how and data (whether or not patentable, and whether or not at a  commercial stage, or registrable under copyright or similar statutes) which are authored,  made, conceived, reduced to practice or learned by Consultant (either alone or jointly with others) during the period Consultant provides the Services as a result of performing the Services including any concepts, ideas, suggestions and approaches related thereto or contained therein (collectively, the “Innovations”).

4.2        Assignment. Consultant hereby assigns and agrees to assign to Company, without royalty or any other consideration except as expressly set forth herein, all worldwide right, title and interest Consultant may have or acquire in and to (i) all Materials; (ii) all Innovations (iii) all worldwide patents, patent applications, copyrights, mask work rights, trade secrets rights and other intellectual property rights in any Innovations; and (iv) any and all “moral rights” or right of  “droit moral” (collectively “Moral Rights”), that Consultant may have in or with respect to any Innovations.  To the extent any Moral Rights are not assignable, Consultant waives, disclaims and agrees that Consultant will not enforce such Moral Rights. Consultant agrees that such assignment shall extend to all languages and including the right to make translations of the Materials and Innovations. Additionally, Consultant agrees, at no charge to Company, but at Company’s sole expense, to sign and deliver to Company (either during or subsequent to Consultant’s performance of the Services) such documents as Company considers desirable to evidence the assignment of all rights of Consultant, if any, described above to Company and Company’s ownership of such rights and to do any lawful act and to sign and deliver to Company any document necessary to apply for, register, prosecute or enforce any patent, copyright or other right or protection relating to any Innovations in any country of the world. In the event that Company is unable for any reason to secure Consultant’s signature to any document required in connection with assignment, Consultant irrevocably designates and appoints any Company officer as attorney-in-fact for and on behalf of Consultant to execute and file any such document.

4.3        Power of Attorney. Consultant hereby irrevocably designates and appoints each of Company and its Secretary as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead, for the limited purpose of executing and filing any such document and doing all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other protections which employ or are based on Innovations with the same force and effect as if executed and delivered by Consultant.

4.4        Representations and Warranties. Consultant represents and warrants to Company that (a) Consultant has full power and authority to enter into this Agreement including all  rights necessary to make the foregoing assignments to Company; that in performing under the  Agreement; (b) Consultant will not violate the terms of any agreement with any third party; and (c) the Services and any work product thereof are the original work of Consultant, do not and will not infringe upon, violate or misappropriate any patent, copyright, trade secret, trademark, contract, or any other publicity right, privacy right, or proprietary right of any third party. Consultant shall defend, indemnify and hold Company and its successors, assigns and licensees harmless from any and all claims, actions  and proceedings, and the resulting losses, damages, costs and expenses (including reasonable attorneys’ fees) arising from any claim, action or proceeding based upon or in any way related to Consultant’s, or Consultant’s employees, breach or alleged breach of any representation, warranty or covenant in this Agreement, and/or from the acts or omissions of Consultant or Consultant’s employees.

5.          Termination of Agreement.

5.1        Term. This Agreement shall be effective from the date first listed above for the period set forth on Exhibit A. Consultant has no right to assign Services other than as specifically contemplated by this Agreement.

5.2        Continuing Obligations of Consultant. The provisions of Sections 1.1 (as relates to creation and ownership of copyright), 1.2, 2, 3, 4, 5.2, and 6 shall survive expiration or termination of this Agreement for any reason.

6.          Additional Provisions.

6.1        Governing Law and Attorney’s Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its choice of law principles. The parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in Orange County, California. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees, costs and other expenses.

6.2        Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the parties hereto. Consultant shall have no right to (a) assign this Agreement, by operation of law or otherwise; or

(b) subcontract or otherwise delegate the performance of the Services without Company’s prior written consent which may be withheld as Company determines in its sole discretion. Any such purported assignment shall be void.

6.3        Severability. If any provision of this Agreement shall be found invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties.

6.4        Entire Agreement. This Agreement, including the Exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties.

6.5        Injunctive Relief. Consultant acknowledges and agrees that in the event of a breach or threatened breach of this Agreement by Consultant, Company will suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

6.6        Consultant’s Remedy. Consultant’s remedy, if any, for any breach of this Agreement shall be solely in damages and Consultant shall look solely to Company for recover of such damages. Consultant waives and relinquishes any right Consultant may otherwise have to obtain injunctive or equitable relief against any third party with respect to any dispute arising under this Agreement. Consultant shall look solely to Company for any compensation which may be due to Consultant hereunder.

6.7        Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound.  The waiver by a party of any breach or default in performance shall not be deemed to constitute a waiver of any other or succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.8        Advice of Counsel. The Parties acknowledge that each has either been represented by legal counsel of its choice in the negotiation, drafting, and execution of this Agreement, or has consciously chosen to waive its right to counsel. The Parties acknowledge and agree that by executing this Agreement, they have read this Agreement in its entirety and fully understand this Agreement

6.9        Time. Contactor agrees that time is of the essence in this Agreement.

6.10      Notices. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by personal service, by air courier with receipt of delivery, or mailed, certified mail, return receipt requested, postage prepaid, to the address set forth above. Such communications shall be effective when they are received by the addressee; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the mail. Any party may change its address for such communications by giving notice to the other party in conformity with this section.

CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INNOVATIONS YOU MAKE PERFORMING YOUR SERVICES AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE COMPANY’S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO THE PROVISION OF YOUR SERVICES.

CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. CONSULTANT HAS COMPLETELY FILLED OUT EXHIBIT D TO THIS AGREEMENT.

EXHIBIT A - Description of Services

Services to be provided by Consultant: Consultation to the AITX CEO on an as-needed basis.

Term of Agreement: 36 months

EXHIBIT B - Payment

Compensation: Consultant shall be paid according to the following schedule:

$ 8,000/month for the first 12 months

$ 9,000/month for the subsequent 12 months

$ 10,000/month for the final 12 months

EXHIBIT C - Prior Inventions and Conflicting Relationships

1.          Prior Innovations. Except as set forth below, I acknowledge at this time that I have not made or reduced to practice (alone or jointly with others) any inventions or innovations relevant to any Services under this Agreement (if none, so state):

____________________________________________________________________________________

2.          Conflicting Relationships. Except as set forth below, I acknowledge that I have no other current or prior agreements, relationships or commitments which conflict with my relationship with Company under this Agreement (if none, so state):

____________________________________________________________________________________

[Signature page follows]

CONSULTANT	ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

Garett Parsons	Garett Parsons

Title: Individual	Title: CEO

/s/ Garett Parsons	/s/ Garett Parsons
Signature	Signature